As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3900 Houston, Texas 77002 (713) 574-1880
(Address of principal executive offices) (Zip Code)

nextdecade corporation 2017 Omnibus Incentive Plan
(Full title of the plan)

Krysta De Lima, General Counsel NextDecade Corporation 1000 Louisiana Street, Suite 3900 Houston, Texas 77002
(Name and address of agent for service)

(713) 574-1880
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sean M. Jones

K&L Gates LLP

214 North Tryon Street, 47th Floor
Charlotte, North Carolina 28202

(704) 331-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	682,285	$6.16	$4,202,875.60	$545.53

(1)

Registered shares are comprised of 682,285 shares (the “Forfeited Shares”) previously issued as restricted stock awards under the NextDecade Corporation 2017 Omnibus Incentive Plan (the “Plan”) and subsequently forfeited and returned to the Plan in accordance with its terms as of November 8, 2019. Any additional shares of common stock of NextDecade Corporation to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933.

(2)

Calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, which is based on the average of the high and low market prices of the shares of common stock of NextDecade Corporation as reported on the Nasdaq Capital Market on November 6, 2019.

EXPLANATORY NOTE

NextDecade Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering 682,285 shares of its common stock, par value $0.0001 per share (“Common Stock”), that were previously issued as restricted stock awards under the Registrant’s 2017 Omnibus Incentive Plan (the “Plan”), but which were subsequently forfeited and returned to the Plan in accordance with its terms. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2017 (File No. 333-222082) are hereby incorporated by reference into this Registration Statement on Form S-8 (except to the extent expressly superseded herein).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the SEC:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Commission on March 6, 2019, as amended by the Form 10-K/A filed with the Commission on April 10, 2019;

●

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the Commission on May 7, 2019, August 6, 2019, and November 5, 2019 respectively;

●

The Registrant’s Current Reports on Form 8-K filed with the Commission on March 7, 2019, May 20, 2019, May 28, 2019, June 5, 2019, July 15, 2019, October 1, 2019, October 21, 2019 and October 24, 2019; and

●

The description of the Registrant’s common stock included in the Registration Statement on Form 8-A filed with the Commission on February 9, 2015, as amended by the Registration Statement on Form 8-A/A filed with the Commission on March 18, 2015.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017

4.2(2)	Amended and Restated Bylaws, dated July 24, 2017

4.3(3)	Specimen Common Share certificate

5.1*	Opinion of K&L Gates LLP

10.1(4)	NextDecade Corporation 2017 Omnibus Incentive Plan

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Marcum LLP

23.3*	Consent of K&L Gates LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

(1) Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(2) Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(3) Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed October 10, 2014.

(4) Incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-8, filed December 15, 2017.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 8, 2019.

NEXTDECADE CORPORATION
By:	/s/ Benjamin Atkins
Benjamin Atkins
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of NextDecade Corporation hereby constitutes and appoints Benjamin Atkins, Krysta De Lima, and Gabriel Gutierrez and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement of NextDecade Corporation on Form S-8 and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on November 8, 2019.

Name	Title

/s/ Matthew Schatzman	Chairman of the Board and Chief Executive Officer
Matthew Schatzman	(Principal Executive Officer)

/s/ Benjamin Atkins	Chief Financial Officer
Benjamin Atkins	(Principal Financial Officer)

/s/ Eric Garcia	Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

/s/ Brian Belke	Director
Brian Belke

/s/ Matthew Bonanno	Director
Matthew Bonanno

/s/ Frank Chapman	Director
Frank Chapman

/s/ David Gallo	Director
David Gallo

/s/ Taewon Jun	Director
Taewon Jun

/s/ Avinash Kripalani	Director
Avinash Kripalani

/s/ David Magid	Director
David Magid

/s/ Eric S. Rosenfeld	Director
Eric S. Rosenfeld

/s/ William Vrattos	Director
William Vrattos

/s/ Spencer Wells	Director
Spencer Wells